UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2017

VWR Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36673	26-0237871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On September 18, 2017, VWR Corporation (the “Company”), in connection with the financing of its proposed merger with Avantor, Inc. (the “Merger”), will begin making presentations to potential lenders and bond investors that will include the following preliminary financial information about the Company for the first two months of the third quarter. The financial information presented below for the partial quarter is preliminary, incomplete and is subject to the completion of the Company’s normal quarterly closing procedures and a quarterly review by its independent auditors when its fiscal third quarter is completed. The financial information presented for comparative purposes for the 2016 partial quarter represents management’s best estimate of the Company’s results for that partial period based upon its financial records but has not been reviewed by its independent auditors.
Based on the preliminary results for the first two months of the third quarter of 2017, the Company estimates that net sales, on an actual basis, are $801.5 million as compared to $752.8 million for the same period of 2016. This represents an increase in net sales of approximately $48.7 million, or 6.5%, over the same period of 2016.
Based on the preliminary results for the first two months of the third quarter of 2017, the Company estimates that Adjusted EBITDA, as defined below, is $93.1 million as compared to $78.1 million for the same period of 2016. This represents an increase in Adjusted EBITDA of approximately $15.0 million, or 19.2%, over the same period of 2016.
Reconciliations of our non-GAAP measurements to operating income are included below. The Company did not reconcile to net income because it is not practicable to estimate income tax expense for a partial quarter.

	Two months ended August 31,
(dollars in millions)	2017	2016
Operating income	$59.3	$54.5
Depreciation	9.1	7.6
Amortization included in operating income	15.6	14.0
Net foreign currency remeasurement loss from financing activities (b)	(1.1)	—
EBITDA	82.9	76.1
Share-based compensation expense (a)	2.3	1.6
Net foreign currency remeasurement loss from financing activities (b)	1.1	—
Restructuring and severance charges (c)	0.9	—
Secondary equity offering costs (d)	—	0.4
Purchase accounting related adjustments	0.3	—
Merger-related costs (e)	5.6	—
Adjusted EBITDA	$93.1	$78.1

(a)	Pertains to stock options and restricted stock units awarded to management and directors of the Company that vest based on continuing service.

(b)
Significant euro-denominated debt instruments are held by a subsidiary in the United States, resulting in remeasurement gains or losses in earnings to the extent not hedged. In 2015, the Company designated most of that debt as a hedge of net investment in foreign operations, which has reduced the impact to earnings in subsequent periods.

(c)
Represents the charges to implement the 2016 restructuring program. The program involves selectively realigning personnel, closures of several smaller operations accompanied by consolidation of their operating activities in other business units, and closure or divestiture of certain non-strategic business units. We expect to incur total costs of $35.0 million to implement this program, including $18.6 million related to employee severance, $3.0 million related to facility closures and $13.4 million of non-cash charges primarily for the write down of net assets planned for closure or sale. We expect to fully execute the program in early 2018 when operating activity relocations are scheduled to be completed.

(d)
At various times in 2016, Varietal completed registered sales of VWR common stock. Pursuant to a registration rights agreement with Varietal, the Company incurred expenses related to those registered sales.

(e)
Represents costs related to the Merger, which primarily included expenses incurred under the Company’s associate retention plans and fees paid to attorneys, advisors, accountants and consultants related to the Merger.

Use of Non-GAAP Financial Measures
As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that are used by management, and which we believe are useful to investors, as supplemental operational measurements to evaluate our financial performance. These measurements should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measurements, and such measurements may not be comparable to similarly-titled measurements reported by other companies. Rather, these measurements should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in publicly filed reports in their entirety and not rely solely on any one, single financial measurement or communication.
The non-GAAP measurement used in this Current Report on Form 8-K is Adjusted EBITDA.

Adjusted EBITDA is our net income or loss adjusted for the following items: (i) interest expense, net of interest income, (ii) income tax provision or benefit, (iii) depreciation and amortization, (iv) net foreign currency remeasurement gains or losses relating to financing activities, (v) losses on extinguishment of debt, (vi) charges associated with restructurings and other cost reduction initiatives, (vii) charges associated with executive departures, (viii) impairment charges, (ix) gains or losses upon business disposals, (x) share-based compensation expense and (xi) other costs or credits that are either isolated or cannot be expected to recur with any regularity or predictability.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements. All statements other than statements of historical fact included in this Form 8-K are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this Form 8-K. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.
The information under this Item 7.01 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Corporation

Date: September 18, 2017	By:	/s/ Douglas J. Pitts
		Name:	Douglas J. Pitts
		Title:	Vice President and Corporate Controller